UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 8, 2018

Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 OPUS PLACE, SUITE 530

DOWNERS GROVE, ILLINOIS 60515

(Address of Principal Executive Offices) (Zip Code)

(414) 615-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Standby Purchase Agreement

On November 8, 2018, Roadrunner Transportation Systems, Inc. (the “Company”) entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) with Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”), pursuant to which Elliott agreed to backstop the Company’s previously announced rights offering (the “Rights Offering”) to raise $450 million. Pursuant to the Standby Purchase Agreement, the Company will distribute to each holder of the Company’s common stock, on a date to be determined by the Company’s board of directors (the “Rights Offering Record Date”), one transferrable right for every share of the Company’s common stock. Each transferrable right will entitle the holder thereof to purchase the number of shares of common stock obtained by dividing 900,000,000, the total number of shares to be issued in the Rights Offering, by the total number of shares of the Company’s common stock outstanding on the Rights Offering Record Date (the “Basic Subscription Right”) for $0.50 per share (the “Subscription Price”). Each holder, other than Elliott, that exercises its Basic Subscription Right in full will be entitled to subscribe for additional shares of common stock at the Subscription Price up to the number of shares of common stock subscribed for under such holder’s Basic Subscription Right (the “Over-Subscription Right”).

Pursuant to the Standby Purchase Agreement, Elliott has agreed to exercise, and cause its controlled affiliates to exercise, their respective Basic Subscription Rights in full; however, Elliott will not be entitled to the Over-Subscription Right. In addition, to the extent the Rights Offering is not fully subscribed, Elliott has agreed to purchase from the Company, at the Subscription Price, all unsubscribed shares of common stock in the Rights Offering (the “Backstop Commitment”). The Company will not pay Elliott a fee for providing the Backstop Commitment, but has agreed to reimburse Elliott for all documented out-of-pocket costs and expenses in connection with the Rights Offering, the Backstop Commitment, and the transactions contemplated thereby, including fees for legal counsel to Elliott (the “Elliott Transaction Expenses”).

The Company has agreed to use the aggregate net proceeds received from the Rights Offering and the Backstop Commitment, after deducting the Company’s transaction expenses, to pay in cash all accrued and unpaid dividends on the outstanding shares of the Company’s preferred stock, other than dividends accrued and unpaid after November 30, 2018 (which Elliott has agreed to waive if the Rights Offering is consummated on or prior to January 31, 2019), to redeem, immediately following the Closing Date, all of the outstanding shares of Preferred Stock, at liquidation value, together with all redemption premiums, other than redemption premiums on the accrued and unpaid dividends, and to pay all the Elliott Transaction Expenses. Elliott currently owns all of the outstanding shares of the Company’s preferred stock.

Among other covenants, the Company has agreed to deliver to Elliott an amended and restated Registration Rights Agreement and a Stockholders’ Agreement, and Elliott has agreed that it will not, without the prior written consent of the special committee of the board of directors, sell, assign, transfer, or otherwise dispose of any rights distributed to Elliott. Additionally, Elliott has agreed that it will not, without the prior written consent of the special committee, transfer any shares of its common stock until the earlier to occur of the closing of the Rights Offering or the termination of the Standby Purchase Agreement.

The obligations of the Company and Elliott under the Standby Purchase Agreement are subject to various closing conditions, including, among others, that a registration statement registering the shares of common stock offered in the Rights Offering shall be declared effective, all material consents shall have been received, all terminations or expirations of waiting periods imposed under any necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other competition laws or regulations shall have occurred, the Company’s stockholders shall have approved the Rights Offering, the Standby Purchase Agreement, and the transactions contemplated thereby, and certain corporate governance changes, and there shall be no restrictions on the Company’s ability to redeem all outstanding shares of the Company’s preferred stock. In addition, the Company shall have received the waivers described in Item 2.03 below to the Credit Agreement (as defined herein).

The Standby Purchase Agreement includes a customary fiduciary out provision, which permits the special committee of the board of directors to terminate the Rights Offering prior to the commencement of the Subscription Period. Additionally, the Standby Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the closing date by mutual written Agreement, by either party if the closing of the Rights Offering does not occur by January 31, 2019, by either party for certain breaches of covenants or representations and warranties if such breach if not reasonably capable of cure on or prior to January 31, 2019, and by either party for failing to satisfy certain conditions if such failure is not reasonably capable of cure on or prior to January 31, 2019. In connection with entering into the Standby Purchase Agreement, the Company’s board of directors and senior management waived the change in control provision for their outstanding equity awards and certain other benefits that may be accelerated as a result of a change in control of the Company that could occur following consummation of the Rights Offering.

The foregoing description of the Standby Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Standby Purchase Agreement, which is attached hereto as Exhibit 10.48.

Investment Agreement Amendment

On November 8, 2018, the Company entered into Amendment No. 3 to Investment Agreement (the “Investment Agreement Amendment”), by and among the Company and Elliott Associates, L.P. and Brockdale Investments LP (collectively, the “Purchasers”), with respect to that certain Investment Agreement, dated as of March 1, 2018, as previously amended on August 3, 2018 and September 19, 2018 (the “Investment Agreement”). Pursuant to the Investment Agreement Amendment, the Investment Agreement was further amended as follows: (i) the date of the commencement of the right of the Company or the Purchasers to terminate the Investment Agreement as described in Section 5.16(a)(2) of the Investment Agreement was extended from January 1, 2019 to February 1, 2019; and (ii) Section 5.16(b) of the Investment Agreement was amended to provide that, if the Investment Agreement was not already terminated pursuant to Section 5.16(a) of the Investment Agreement, the Investment Agreement will automatically terminate upon the Rights Offering Effective Date (as defined in the ABL Facility Amendment described below). As a result, pursuant to the Investment Agreement, as amended by the Investment Agreement Amendment, if the Investment Agreement has not been terminated pursuant to Section 5.16(a)(1), Section 5.16(a)(3), Section 5.16(a)(4) or Section 5.16(b) of the Investment Agreement, the Purchasers may purchase from the Company, on the terms and subject to the conditions set forth in the Investment Agreement (as amended), from time to time until February 1, 2019, the remaining 19,022 shares of the Company’s Series E-1 Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series E-1 Preferred Stock”), at a purchase price of $920 per share.

The foregoing description of the Investment Agreement Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement Amendment, which is attached hereto as Exhibit 10.35(C).

ABL Facility Amendment

As described in Item 2.03 below, on November 8, 2018, the Company entered into a Sixth Amendment and Waiver to Credit Agreement with BMO Harris Bank, N.A. and certain other lenders. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 8, 2018, the Company and certain of its subsidiaries entered into a Sixth Amendment to Credit Agreement (the “ABL Facility Amendment”) with BMO Harris Bank, N.A., as Administrative Agent and a Lender, JPMorgan Chase Bank N.A., as a Lender, and Wells Fargo Bank, N.A., as a Lender, with respect to the Company’s Credit Agreement, dated July 21, 2017, as previously amended on December 15, 2017, January 30, 2018, March 14, 2018, August 3, 2018, and September 19, 2018 (the “Credit Agreement”). Pursuant to the ABL Facility Amendment, (i) as of the Sixth Amendment Effective Date, the Credit Agreement was further amended in certain respects; and (ii) as of the Rights Offering Effective Date (if it occurs), the Credit Agreement will be further amended in certain additional respects. As of the Sixth Amendment Effective Date (which has occurred), the Credit Agreement was further amended to, among other things: (i) amend the Change of Control definition to avoid a violation of the Change of Control requirements if Elliott Associates, L.P., a Delaware limited partnership, and/or Elliott International, L.P., a Cayman Islands, British West Indies limited partnership, acquire more than 35% of the Voting Stock of the Company in connection with the Standby Purchase Agreement; (ii) permit the Company to enter into Permitted Replacement Term Debt that would refinance the existing Term Loans under the Credit Agreement; (iii) permit the Company to enter into the Standby Purchase Agreement or any registration rights agreement and stockholders agreement executed in connection therewith; (iv) so long as no Default or Event of Default exists at such time, permit the Company to make Restricted Payments on the Rights Offering Effective Date even if the Payment Conditions are not satisfied; (v) require the Company to retain at least $30 million in net cash proceeds from the Rights Offering (inclusive of any amounts received from the Standby Purchase Agreement) and use such proceeds solely for general corporate purposes; and (vi) increase the limitation on purchase money security indebtedness and capital leases from $60.0 million to $75.0 million. If the Rights Offering Effective Date occurs, the Credit Agreement will be further amended to, among other things: (i) increase the interest rates applicable to the Loans; (ii) increase the Availability Block from $15.0 million to $20.0 million, which $20.0 million Availability Block may (x) decrease by $5.0 million in the event the Term Loan is paid in full, (y) further decrease by $5.0 million upon the Company meeting a 1.25x Consolidated Fixed Charge Coverage Ratio, and (z) further decrease by $5.0 million upon the Company meeting a 1.00x Consolidated Fixed Charge Coverage Ratio; (iii) eliminate the ability of the Company to make any Specified Restricted Payment even if the requirement to meet the test of a Consolidated Fixed Charge Coverage Ratio of 1.00x is not satisfied (i.e. prior to the Sixth Amendment Effective Date, the satisfaction of the Consolidated Fixed Charge Coverage Ratio test to make a Specified Restricted Payment was not applicable to any Specified Transaction if the Adjusted Excess Availability of the Company was not less than the greater of (x) 17.5% of Maximum Borrowing Amount, and (y) $28.0 million), but after the Sixth Amendment Effective Date the elimination of the Consolidated Fixed Charge Coverage Ratio test (x) is not available with respect to a Specified Restricted Payment, and (y) remains available with respect to Specified Transactions other than a Specified Restricted Payment; (iv) increase the quarterly Term Loan payments to $3.0 million on March 31, 2019 and $3.5 million on September 30, 2019 (and each quarterly payment thereafter); and (v) further increase the limitation on purchase money security indebtedness and capital leases from $75.0 million to $100.0 million upon the earlier of (x) December 31, 2019, and (y) the indefeasible payment in full of all Term Loans under the Credit Agreement.

The foregoing description of the terms of the ABL Facility Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Facility Amendment, which is attached hereto as Exhibit 10.33(F).

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading Investment Agreement Amendment is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

Not applicable.

(b)    Pro Forma Financial Information.

Not applicable.

(c)    Shell Company Transactions.

Not applicable.

(d)    Exhibits.

Exhibit Number	Description

10.33(F)	Sixth Amendment and Waiver to Credit Agreement, dated November 8, 2018, among Roadrunner Transportation Systems, Inc., BMO Harris Bank N.A., the Lenders (as defined therein) and the other parties thereto

10.35(C)	Amendment No. 3 to Investment Agreement, dated as of November 8, 2018, by and among Roadrunner Transportation Systems, Inc., Elliott Associates, L.P., and Brockdale Investments LP

10.48	Standby Purchase Agreement, dated as of November 8, 2018, by and among Roadrunner Transportation Systems, Inc., Elliott Associates, L.P., and Elliott International, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: November 9, 2018	By:	/s/ Terence R. Rogers
Terence R. Rogers
Chief Financial Officer